   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            SIGNATURE RESORTS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                               ----------------

                MARYLAND                                 95-4582157
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)

  1875 SOUTH GRANT STREET, SUITE 650                        94402
        SAN MATEO, CALIFORNIA                             (Zip Code)
(Address of Principal Executive Offices)

                               ----------------


                          THE SIGNATURE RESORTS, INC.
                        PROFIT SHARING AND SAVINGS PLAN
                               ----------------


                            ANDREW D. HUTTON, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                            SIGNATURE RESORTS, INC.
                      1875 SOUTH GRANT STREET, SUITE 650
                          SAN MATEO, CALIFORNIA 94402
                                (650) 312-7171


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
 TITLE OF EACH CLASS       AMOUNT          PROPOSED              PROPOSED              AMOUNT
    OF SECURITIES        OF SHARES         MAXIMUM               MAXIMUM                 OF
        TO BE              TO BE        OFFERING PRICE          AGGREGATE           REGISTRATION
      REGISTERED        REGISTERED     PER SHARE/(1)/      OFFERING PRICE/(1)/        FEE/(1)/
-------------------------------------------------------------------------------------------------
Common Stock,            250,000        $19.69              $4,922,500               $1,453
$.01 par value
=================================================================================================

/(1)/ Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the New York Stock Exchange on March 2, 1998, a date within five business days prior to the date of filing of the registration statement.

PART I

Item 1.   Plan Information

          Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.


                                    PART II

Item 3.   Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Signature Resorts, Inc., a Maryland corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;
          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;
          (c) The Company's amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1997, filed with the Commission on October 6, 1997;
          (d) The Company's Proxy Statement dated April 11, 1997 related to the Annual Meeting of Stockholders held on May 16, 1997;
          (e) The Company's Current Report on Form 8-K filed with the Commission on May 30, 1997;
          (f) The Company's amended Current Report on Form 8-K/A filed with the Commission on July 29, 1997;
          (g) The Company's Current Report on Form 8-K filed with the Commission on September 9, 1997;
          (h) The Company's Current Report on Form 8-K filed with the Commission on September 12, 1997;
          (i) The Company's Current Report on Form 8-K filed with the Commission on October 6, 1997;
          (j) The Company's amended Current Report on Form 8-K/A filed with the Commission on October 10, 1997;
          (k) The Company's amended Current Report on Form 8-K/A filed with the Commission on October 22, 1997;
          (l) The Company's Current Report on Form 8-K filed with the Commission on October 27, 1997;
          (m) The Company's Current Report on Form 8-K filed with the Commission on December 24, 1997;
          (n) The Company's Current Report on Form 8-K filed with the Commission on January 20, 1998;
          (o) The Company's Current Report on Form 8-K filed with the Commission on February 5, 1998; and
          (p) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 21, 1998.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

          The Company's Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law.

          The Maryland General Corporation Law presently permits a corporation to indemnify its directors, officers and certain other parties against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding, and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty; or (ii) the indemnified party actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in
                     --------  -------
the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

          The Company has obtained a directors and officers liability insurance policy with total coverage in the aggregate amount of $15 million. The directors and officers liability insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company, (ii) the Company to the extent that it has indemnified the directors and officers for such loss, and (iii) the Company for losses incurred in connection with claims made against the Company for covered wrongful acts.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

     4.1 Indenture dated as of January 15, 1997 by and between Signature Resorts, Inc. and Norwest Bank Minnesota, National Association, as trustee for the 5 3/4% Convertible Subordinated Notes of Signature Resorts, Inc. due 2007 (incorporated by reference to
               Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-30285))

     4.2 Indenture dated as of August 1, 1997 by and between Signature Resorts, Inc. and Norwest Bank Minnesota, National Association as trustee for the 9 3/4% Senior Subordinated Notes of Signature Resorts, Inc. due 2007 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (No. 333-30285))

     *5.1 Internal Revenue Service determination letter regarding the Plan, dated March 31, 1997.

     *23.1     Consent of Arthur Andersen LLP

     *23.2     Consent of Ernst & Young LLP

     *23.3     Consent of KPMG

     *24       Power of Attorney (included on page 6)
     -----------------------
     *Filed herewith

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information included in a post-effective amendment by those paragraphs contained in periodic reports field by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Company.  Pursuant to the requirements of the Securities Act of 1933,
     -----------
the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, California, on this 3rd day of March 1998.

                                       SIGNATURE RESORTS, INC.


                                       By:  /s/  Andrew D. Hutton
                                            ------------------------------------
                                            Andrew D. Hutton
                                            Vice President and General Counsel


     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
Trustees of the Signature Resorts, Inc. Profit Sharing and Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 3rd day of March 1998.

                                       SIGNATURE RESORTS, INC. PROFIT SHARING
                                       AND SAVINGS PLAN


                                       By:  /s/ Dewey W. Chambers
                                            ------------------------------------
                                            Dewey W. Chambers
                                            Trustee


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated. Each person whose signature appears below hereby authorizes Andrew J. Gessow, Steven C. Kenninger and Andrew D. Hutton, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements to this Registration Statement.



         SIGNATURE                          TITLE                    DATE
         ---------                          -----                    ----

     /s/  Osamu Kaneko                 Chairman of the Board      March 3, 1998
----------------------------------     and Co-Chief Executive
          Osamu Kaneko                 Officer (Principal
                                       Executive Officer)


     /s/ Andrew J. Gessow              Director, President        March 3, 1998
----------------------------------     and Co-Chief
         Andrew J. Gessow              Executive Officer

        /s/ Steven C. Kenninger     Director, Chief           March 3, 1998
--------------------------------    Operating Officer and
            Steven C. Kenninger     Secretary


        /s/ Michael A. Depatie      Director, Executive       March 3, 1998
--------------------------------    Vice President and
            Michael A. Depatie      Chief Financial Officer
                                    (Principal Financial
                                    Officer)


        /s/ James E. Noyes          Executive Vice            March 3, 1998
--------------------------------    President and Director
            James E. Noyes


        /s/ Charles C. Frey         Senior Vice President     March 3, 1998
--------------------------------    and Chief Accounting
            Charles C. Frey         Officer (Principal
                                    Accounting Officer)


       /s/ Sanford R. Climan        Director                  March 3, 1998
--------------------------------
           Sanford R. Climan


      /s/ Joshua S. Friedman        Director                  March 3, 1998
--------------------------------
          Joshua S. Friedman


      /s/ W. Leo Kiely III          Director                  March 3, 1998
--------------------------------
          W. Leo Kiely III


      /s/ Adam M. Aron              Director                  March 3, 1998
--------------------------------
          Adam M. Aron


      /s/ J. Taylor Crandall        Director                  March 3, 1998
--------------------------------
          J. Taylor Crandall

                               INDEX TO EXHIBITS


EXHIBIT                                                                   PAGE
-------                                                                   ----

    4.1 Indenture dated as of January 15, 1997 by and between Signature Resorts, Inc. and Norwest Bank Minnesota, National Association, as trustee for the 5 3/4% Convertible Subordinated Notes of Signature Resorts, Inc. due 2007 (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-30285))

    4.2 Indenture dated as of August 1, 1997 by and between Signature Resorts, Inc. and Norwest Bank Minnesota,
          National Association as trustee for the 9 3/4% Senior
          Subordinated Notes of Signature Resorts, Inc. due 2007
          (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (No. 333-30285))

   *5.1 Internal Revenue Service determination letter regarding the Plan, dated March 31, 1997.

  *23.1   Consent of Arthur Andersen LLP

  *23.2   Consent of Ernst & Young LLP

  *23.3   Consent of KPMG

  *24     Power of Attorney (included on page 6)
  -------------------
  *Filed herewith